Exhibit 99.1

MALLINCKRODT PHARMACEUTICALS AND QUESTCOR

PHARMACEUTICALS ENTER INTO DEFINITIVE MERGER AGREEMENT

UNDER WHICH MALLINCKRODT WILL ACQUIRE QUESTCOR FOR

APPROXIMATELY $5.6 BILLION,

CREATING A DIVERSIFIED, HIGH-GROWTH

SPECIALTY PHARMACEUTICALS COMPANY

—Questcor Shareholders Receive $30.00 in Cash and 0.897 Mallinckrodt Shares for

Each Share of Questcor Common Stock They Own—

—Combined Company Expected to Have Significantly Increased Scale,

Revenues, Profitability and Cash Flow to Deliver Sustainable Growth

Built on a More Diversified Product Platform of Novel Therapeutics—

—Transaction Expected to Be Immediately Accretive to Mallinckrodt’s Fiscal Year 2014

Adjusted Diluted Earnings Per Share; Expected to Be Significantly Accretive to

Adjusted Diluted Earnings Per Share in Fiscal Year 2015—

DUBLIN, IRELAND and ANAHEIM, CALIFORNIA – April 7, 2014 – Mallinckrodt plc (NYSE: MNK), a leading global specialty pharmaceuticals company, and Questcor Pharmaceuticals, Inc. (NASDAQ: QCOR), a high-growth biopharmaceutical company, today announced that they have entered into a definitive merger agreement under which Mallinckrodt will acquire Questcor in a transaction valued at approximately $5.6 billion. The transaction was unanimously approved by the Boards of Directors of both companies. Subject to customary closing conditions, the transaction is currently expected to be completed in the third calendar quarter of 2014.

Under the terms of the transaction, Questcor shareholders will receive $30.00 per share in cash and 0.897 Mallinckrodt shares for each share of Questcor common stock they own, for a total approximate consideration of $86.10 per Questcor share. Following completion of the merger, Mallinckrodt shareholders will own approximately 50.5% and former Questcor shareholders will own approximately 49.5% of the combined company’s stock. Based on the closing price of Mallinckrodt and Questcor on April 4, 2014, the total per share consideration represents a premium of approximately 27% per share over Questcor’s stock price, and a premium of approximately 33% over Questcor’s trailing 20-trading-day volume-weighted average price.

Highlights of Transaction

•	With transaction, Mallinckrodt is expected to be an increasingly diversified, high-growth specialty pharmaceuticals company with significantly increased scale, revenues, profitability and cash flow, creating a strong platform to deliver sustainable growth and substantial value for shareholders of both companies.

•	Transaction expected to be immediately accretive to Mallinckrodt’s fiscal year 2014 adjusted diluted earnings per share; expected to be significantly accretive in fiscal year 2015.

•	With strong cash generation, Mallinckrodt is expected to be well positioned to decrease the combined company’s leverage over time.

•	Questcor’s high-growth H.P. Acthar® Gel is expected to be a strong complement to Mallinckrodt’s broadening growth portfolio of leading specialty pharmaceutical brands, including OFIRMEV®, EXALGO® and XARTEMIS™ XR. Acthar generated net sales for Questcor of $761.3 million in calendar 2013, up 49.6% from calendar 2012.

•	Acthar is approved by the U.S. Food and Drug Administration (FDA) for 19 indications, many of which are associated with the treatment of autoimmune and inflammatory conditions.

•	Questcor commercial operations will function as a separate business unit within Mallinckrodt’s Specialty Pharmaceuticals segment.

Mark Trudeau, President and Chief Executive Officer of Mallinckrodt, said, “We believe this transaction will provide a strong and sustainable platform for future revenue and earnings growth, and provide exceptional value for shareholders of both Mallinckrodt and Questcor. It will substantially increase the scale, diversification, cash flow and profitability of our business, while expanding and enhancing the breadth and depth of our specialty pharmaceutical platform. With Questcor, combined with our recently completed acquisition of Cadence Pharmaceuticals, the new Mallinckrodt will have a significant, established presence with prescribers, payers and hospitals. We will also have an increasingly diversified specialty pharmaceuticals portfolio, which will include novel therapeutics for pain management, as well as central nervous system, renal, rheumatologic and other autoimmune and inflammatory disorders.”

“After significant due diligence, we have concluded that Questcor is another ideal strategic fit with Mallinckrodt,” Trudeau continued. “Questcor’s expertise and proprietary manufacturing know-how has allowed the company to provide patients with a unique product that addresses some of the most complex and challenging therapeutic areas within specialty medicine. Acthar is increasingly being employed by specialty physicians in the treatment of a range of serious, difficult-to-treat autoimmune and inflammatory conditions, where patients often have exhausted other good therapeutic options. With the exceptional talent and expertise Questcor brings, combined with the financial strength, portfolio breadth and geographic reach of the combined company, we believe we are now well on our way to becoming a leader in the development and commercialization of specialty therapeutics around the world.”

Don M. Bailey, President and Chief Executive Officer of Questcor, said, “This transaction will create substantial value for our shareholders, employees, customers and patients. The cash and equity structure of the merger will allow our shareholders to realize significant and immediate value, and with approximately 49.5% ownership of the combined company our shareholders will also be able to participate in the growth and value creation that we believe the combined company is poised to deliver.”

“Like Questcor, Mallinckrodt has significant experience and expertise in managing medicines in highly regulated, complex markets,” Bailey continued. “I strongly believe Mallinckrodt is the right partner to support the continued growth of Acthar in the highly specialized markets that we serve. The increased cash flow and scale of operations of a combined Questcor/Mallinckrodt organization will provide an even stronger platform to support the expansion of Acthar into new therapeutic areas. Questcor commercial operations will function as a separate business unit within Mallinckrodt, and given the complementary nature of our businesses and product portfolios we expect this to be a seamless transaction. We look forward to becoming an important part of this exciting new company.”

Financially Compelling Transaction

Mallinckrodt expects the transaction to be immediately accretive to its fiscal year 2014 adjusted diluted earnings per share, and significantly accretive to its fiscal year 2015 adjusted diluted earnings per share. Mallinckrodt intends to provide investors with guidance for the combined company at a future point following the completion of the transaction.

The combined company’s earnings profile will be enhanced from sustainable cost and tax synergies beginning in fiscal year 2014. The tax synergies derive from Mallinckrodt’s Irish domicile and the future capital structure of the combined company. Mallinckrodt expects to use the strong free cash flow generated by the new entity to reduce outstanding debt and Mallinckrodt’s net debt-to-EBITDA1 leverage ratio in fiscal year 2014, and to achieve further reductions over the course of fiscal year 2015.

Consistent with Mallinckrodt’s stated strategy to become a top quartile Specialty Pharmaceutical company, Mallinckrodt expects that approximately 70% of the pro forma fiscal year 2014 revenues of the combined company will come from branded and specialty generic pharmaceutical products as well as active pharmaceutical ingredients, which also leverage Mallinckrodt’s core competency managing controlled substances.

High-Growth Product Adds to Mallinckrodt’s Growing Brands Portfolio

Questcor’s primary product, Acthar, will add significant breadth and depth to Mallinckrodt’s growing portfolio of specialty brands, which includes EXALGO, Gablofen®, recently launched PENNSAID® 2% and XARTEMIS XR, and just acquired OFIRMEV, an IV form of acetaminophen on formulary in more than 2,350 hospitals across the U.S.

H.P. Acthar Gel (repository corticotropin injection) is an injectable drug approved by the FDA for 19 indications. Increasingly used in the management of difficult-to-treat autoimmune and inflammatory conditions, Acthar comprises substantially all of Questcor’s net sales and is primarily prescribed for the treatment of multiple sclerosis relapses in adults, proteinuria associated with nephrotic syndrome, certain rheumatology-related conditions, and infantile spasms. Questcor also provides specialty contract manufacturing services to the global pharmaceutical industry through its wholly-owned subsidiary BioVectra Inc.

Additionally, in June of 2013, Questcor acquired rights from Novartis Pharma AG and Novartis AG to develop and commercialize Synacthen™ and Synacthen Depot in the U.S. and certain countries outside the U.S. Questcor is currently in the early stages of evaluating Synacthen in several potential indications being considered for possible U.S. clinical development.

[1]	Earnings before interest, tax, depreciation and amortization

In reporting its full-year calendar 2013 results on February 25, 2014, Questcor reported that net sales grew 57% to $799 million, and that adjusted net income grew 61% to $337 million. Acthar has already demonstrated impressive revenue growth over the past few years, and future growth is expected to continue to be driven by current on-label indications, and possibly future indications as well.

Mallinckrodt’s Management and Corporate Governance Following Close

The combined company will be led by Mark Trudeau, President and Chief Executive Officer of Mallinckrodt. It is expected that, following closing of the transaction, Mallinckrodt’s Board of Directors will be increased to twelve members, with the addition of three directors from Questcor. The three directors will include Mr. Bailey and two current, independent directors of Questcor: Angus C. Russell and Virgil D.Thompson. Melvin D. Booth, the current Chairman of Mallinckrodt’s Board of Directors, will continue in that role after the transaction is completed.

Upon closing, Questcor commercial operations will function as a separate business unit within Mallinckrodt’s Specialty Pharmaceuticals segment reporting directly to Mr. Trudeau. Mallinckrodt expects to add Questcor executives to Mallinckrodt’s leadership team; these individual appointments will be announced at a later date. Mallinckrodt will continue to be domiciled in Ireland with its principal executive office in Dublin.

Financing and Close

Mallinckrodt International Finance S.A. has entered into debt financing commitments with Barclays that, together with cash on hand, are sufficient to provide the funds necessary to consummate the transaction. Mallinckrodt expects that the financing for the transaction will consist of a combination of a senior secured term loan facility and senior notes.

The transaction is subject to the approval of the shareholders of both companies, as well as Hart-Scott-Rodino clearance in the U.S.

Advisors

Mallinckrodt’s financial advisor for the transaction is Barclays, and its legal advisors are Wachtell, Lipton, Rosen & Katz and Arthur Cox in Ireland.

Questcor Pharmaceuticals’ financial advisor for the transaction is Centerview Partners and its legal advisors are Latham & Watkins LLP and Matheson in Ireland.

Synacthen™ is a trademark of Novartis Pharma AG

PENNSAID® is a registered trademark of Nuvo Research Inc.

Conference Call and Webcast

Mallinckrodt and Questcor will hold a conference call for investors on April 7, 2014, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt Investor Relations website:

http://Mallinckrodt.com/investor_relations.aspx and at the Questcor Investor Relations website: http://ir.questcor.com/.

•	By telephone: For both “listen-only” participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. The access code for all callers is 23394449.

•	Through an audio replay: A replay of the call will be available beginning at 12:30 p.m. U.S. Eastern Time on April 7, 2014 and ending at 11:59 p.m. U.S. Eastern Time on April 14, 2014. The dial-in number for U.S. participants is (855) 859-2056. For participants outside the U.S., the replay dial-in number is (404) 537-3406. The replay access code for all callers is 23394449.

About Mallinckrodt plc

Mallinckrodt is a global specialty pharmaceutical and medical imaging business that develops, manufactures, markets and distributes specialty pharmaceutical products and medical imaging agents. The company’s core strengths include the acquisition and management of highly regulated raw materials; deep regulatory expertise; and specialized chemistry, formulation and manufacturing capabilities. The company’s Specialty Pharmaceuticals segment includes branded and specialty generic drugs and active pharmaceutical ingredients, and the Global Medical Imaging segment includes contrast media and nuclear imaging agents. Mallinckrodt has approximately 5,500 employees worldwide and a commercial presence in roughly 70 countries. The company’s fiscal 2013 revenue totaled $2.2 billion. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

About Questcor Pharmaceuticals, Inc.

Questcor Pharmaceuticals, Inc. is a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders. Questcor also provides specialty contract manufacturing services to the global pharmaceutical industry through its wholly-owned subsidiary, BioVectra Inc. For more information about Questcor, please visit www.questcor.com.

About H.P. Acthar® Gel

Questcor’s H.P. Acthar Gel (repository corticotropin injection), is an injectable drug approved by the FDA for the treatment of 19 indications. Of these 19 indications, Questcor currently generates substantially all of its net sales from the following on-label indications: the treatment of proteinuria in the nephrotic syndrome of the idiopathic type, or NS, the treatment of acute exacerbations of multiple sclerosis, or MS, in adults, the treatment of infantile spasms, or IS, in infants and children under two years of age, and the treatment of certain rheumatology related conditions, including the treatment of the rare and closely related neuromuscular disorders dermatomyositis and polymyositis. With respect to nephrotic syndrome, the FDA has approved Acthar to “induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that due to lupus erythematosus.” Questcor is also exploring the possibility of developing other on-label indications and the possibility of pursuing FDA approval of additional indications not currently on the Acthar label where there is high unmet medical need. For more information about Questcor, please visit www.acthar.com.

About Synacthen™

Licensed from Novartis by Questcor in 2013, Synacthen and Synacthen Depot are available in more than forty countries to treat a number of conditions such as ulcerative colitis, chronic skin conditions responsive to corticosteroids and retrobulbar neuritis. Synacthen and Synacthen Depot are also used as a diagnostic test for adrenal insufficiency. Synacthen and Synacthen Depot are not approved in the U.S.

About OFIRMEV® (Acetaminophen) Injection

Recently acquired through its acquisition of Cadence Pharmaceuticals, Mallinckrodt’s product OFIRMEV (acetaminophen) injection (1000 mg / 100 mL, 10 mg / mL; for intravenous use only), is a proprietary intravenous formulation of acetaminophen, and is indicated for the management of mild to moderate pain, the management of moderate to severe pain with adjunctive opioid analgesics and the reduction of fever. The FDA approval of OFIRMEV was based on data from clinical trials in approximately 1,020 adult and 355 pediatric patients. These trials included two studies evaluating the safety and effectiveness of OFIRMEV in the treatment of pain, and one study evaluating OFIRMEV in the treatment of fever. The effectiveness of OFIRMEV for the treatment of acute pain and fever has not been studied in pediatric patients less than two years of age. For more information about OFIRMEV, please visit www.ofirmev.com.

Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt and Questcor operate; the commercial success of Mallinckrodt’s and Questcor’s products, including H.P. Acthar® Gel; Mallinckrodt’s and Questcor’s ability to protect intellectual property rights; the uncertainty of approval under the Hart Scott Rodino Antitrust Improvements Act; the parties’ ability to satisfy the merger agreement conditions and consummate the merger on the anticipated timeline or at all; the availability of financing, including the financing contemplated by the debt commitment letter, on anticipated terms or at all; Mallinckrodt’s ability to successfully integrate Questcor’s operations and employees with Mallinckrodt’s existing business; the ability to realize anticipated growth, synergies and cost savings; Questcor’s performance and maintenance of important business relationships; the lack of patent protection for Acthar, and the possible United States Food and Drug Administration (“FDA”) approval and market introduction of additional competitive products; Questcor’s reliance on Acthar for substantially all of its net sales and profits; Questcor’s ability to continue to generate revenue from sales of Acthar to treat on-label indications associated with nephrotic syndrome, multiple sclerosis, infantile spasms or rheumatology-related conditions, and Questcor’s ability to develop other therapeutic uses for Acthar; volatility in Questcor’s Acthar shipments, estimated channel inventory, and end-user demand; an increase in the proportion of Questcor’s Acthar unit sales comprised of Medicaid-eligible patients and government entities; Questcor’s research and development risks, including risks associated with Questcor’s work in the area of nephrotic syndrome and Lupus, and Questcor’s efforts to develop and obtain FDA approval of Synacthen; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; Mallinckrodt’s ability to obtain and/or timely transport molybdenum-99 to our technetium-99m generator production facilities; customer concentration; cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations; Mallinckrodt’s ability to successfully develop or commercialize new products; competition; Mallinckrodt’s ability to integrate acquisitions of technology, products and businesses generally; product liability losses and other litigation liability; the reimbursement practices of a small number of large public or private issuers; complex reporting and payment obligation under healthcare rebate programs; changes in laws and regulations; conducting business internationally; foreign exchange rates; material health, safety and environmental liabilities; litigation and violations; information technology infrastructure; and restructuring activities. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in (i) Mallinckrodt’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended September 27, 2013 and Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2013; (ii) the SEC filings of Cadence Pharmaceuticals, Inc., which was acquired by Mallinckrodt on March 19, 2014, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and (iii) Questcor’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2013. The forward-looking statements made herein speak only as of the date hereof and none of Mallinckrodt, Questcor or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction between Mallinckrodt and Questcor, Mallinckrodt will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Mallinckrodt and Questcor that also constitutes a prospectus of Mallinckrodt. The definitive joint proxy statement/prospectus will be delivered to shareholders of Mallinckrodt and Questcor. INVESTORS AND SECURITY HOLDERS OF MALLINCKRODT AND QUESTCOR ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC by Mallinckrodt and Questcor through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Mallinckrodt will be available free of charge on Mallinckrodt’ internet website at www.mallinckrodt.com or by contacting Mallinckrodt’s Investor Relations Department at (314) 654-6650. Copies of the documents filed with the SEC by Questcor will be available free of charge on Questcor’s internet website at www.questcor.com or by contacting Questcor’s Investor Relations Department at (714) 497-4899.

Participants in the Merger Solicitation

Mallinckrodt, Questcor, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Mallinckrodt and Questcor shareholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Mallinckrodt is set forth in its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on January 24, 2014 . Information about the directors and executive officers of Questcor is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 15, 2013.

CONTACTS FOR MALLINCKRODT:

Investors

John Moten

Vice President, Investor Relations

314-654-6650

john.moten@mallinckrodt.com

Media

Jeffrey Taufield or Daniel Yunger

Kekst and Company

212-521-4879

jeffrey-taufield@kekst.com

daniel-yunger@kekst.com

Meredith Fischer

Senior Vice President, Communications and Public Affairs

314-654-3318

meredith.fischer@mallinckrodt.com

CONTACTS FOR QUESTCOR:

Investors

IR2@questcor.com

714-497-4899

Media

Jennifer Beugelmans or Daniel Katcher

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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